UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

UFP Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(IRS Employer Identification No.)

100 Hale Street, Newburyport, MA - USA	01950-3504
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries

At a meeting on February 21, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of UFP Technologies, Inc. (the “Company”) approved increases in the base salaries of certain of the Company’s executive officers, effective January 1, 2017. The following table sets forth the new base salary of each of the Company’s executive officers whose base salary was adjusted by the Compensation Committee.

Name and Title	2017 Base Salary (effective January 1, 2017)
R. Jeffrey Bailly, President, Chief Executive Officer and Chairman	$485,000
Ronald J. Lataille, Senior Vice President, Treasurer and Chief Financial Officer	$280,000
Mitchell C. Rock, Senior Vice President of Sales and Marketing	$255,000
W. David Smith, Senior Vice President of Operations	$255,000
Daniel J. Shaw, Jr., Vice President of Research and Development	$195,000

Stock Unit Awards

Also at its February 21, 2017 meeting, the Compensation Committee approved, under and pursuant to the Company’s 2003 Incentive Plan, as amended (the “2003 Incentive Plan”), the grant of stock unit awards to certain of the Company’s executive officers, as indicated below.  Subject to the terms of the 2003 Incentive Plan and the stock unit award agreement evidencing each such award, with the Company’s Chief Executive Officer, R. Jeffrey Bailly, receiving a separate form of stock unit award agreement than the other executive officers, each stock unit award provides the recipient with the right to receive one share of common stock of the Company.  Recipients of the stock unit awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Column A Number of “Threshold” Stock Unit Awards (No Minimum Adjusted Operating Income Requirement)	Column B Number of “Target” Stock Unit Awards (Upon Attainment of Target Adjusted Operating Income)	Column C Number of “Exceptional” Stock Unit Awards (Upon Attainment of Exceptional Adjusted Operating Income)
R. Jeffrey Bailly, President, Chief Executive Officer and Chairman	6,072	3,036	3,036
Ronald J. Lataille, Senior Vice President, Treasurer and Chief Financial Officer	2,530	1,265	1,265
W. David Smith Senior Vice President of Operations	2,530	1,265	1,265
Mitchell C. Rock, Senior Vice President of Sales and Marketing	2,530	1,265	1,265
Daniel J. Shaw, Jr., Vice President of Research and Development	1,518	759	759

All stock unit awards listed in the table above are subject to time-based and continuous employment vesting requirements. The stock unit awards listed in Columns B and C are also subject to the Company meeting certain financial performance objectives, described below (the “Performance Objectives”).  The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company.  Such determination is currently expected to take place in February 2018. Assuming achievement of the applicable Performance Objectives, one-third of the stock unit awards listed in Columns A, B, and C above shall vest on March 1, 2019, one-third shall vest on March 1, 2020 and one-third shall vest on March 1, 2021, provided that the recipient remains continuously employed by the Company through each such vesting date.

The Performance Objectives for the stock unit awards listed in Columns B and C above are based on the Company’s adjusted operating income for the Company’s fiscal year ended December 31, 2017, relative to specified adjusted operating income amounts established by the Compensation Committee.  If the Company achieves the “Target” adjusted operating income established by the Compensation Committee, then all of the stock unit awards listed in Column B will be eligible to become vested (in addition to the stock unit awards listed in Column A), subject to the time-based vesting and continuous employment requirements described above.  To the extent the Company achieves in excess of the “Target” adjusted operating income, the stock unit awards listed in Column C (in addition to the stock unit awards in Columns A and B) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of the “Target” adjusted operating income rounded up or down to the nearest whole share, up to the maximum amount listed in Column C above, which represents “Exceptional” adjusted operating income, as established by the Compensation Committee. For purposes of determining whether or not any of the Performance Objectives are met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring items related to plant closings and consolidations and (ii) the impact on operating income of acquired or disposed of operations during the fiscal year ended December 31, 2017.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company.  Notwithstanding the foregoing and only with respect to the award to Mr. Bailly, subject to the terms of Mr. Bailly’s employment agreement dated October 8, 2007, as amended (the “CEO Employment Agreement”), and the stock unit award agreement evidencing Mr. Bailly’s award, in the event that Mr. Bailly’s employment ceases without “cause” or for “good reason” (as such terms are defined in the CEO Employment Agreement), Mr. Bailly shall be entitled to receive shares that, but for such cessation of employment, would have otherwise been issued to Mr. Bailly pursuant to the terms of the stock unit awards listed in Columns A, B, and C above, notwithstanding such cessation of employment.

In the event of a change in control of the Company (as defined in the 2003 Incentive Plan), any unvested stock unit awards listed in each of Columns A, B, and C above shall become fully vested as of the effective date of such change in control, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, and, with respect to the stock unit awards listed in Columns B and C above, subject to achievement of any applicable Performance Objectives prior to the effective date of such change in control.

The above description of the stock unit awards is qualified in its entirety by reference to the text of the CEO stock unit award agreement or the stock unit award agreement evidencing such awards, as applicable, copies of the forms of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein in their entirety by reference.

Chief Executive Officer’s Corporate Financial Performance Bonus

Also at its February 21, 2017 meeting, the Compensation Committee approved a cash bonus award to Mr. Bailly for 2017 related to corporate financial performance. This award was made under and pursuant to the 2003 Incentive Plan. The amount of the cash bonus award is based on the Company’s achievement of a specified adjusted operating income target for 2017 established by the Compensation Committee. The target amount of the cash bonus award is $240,000. The actual amount of the cash bonus award, if any, will be subject to increase or decrease relative to the difference between the 2017 adjusted operating income target established by the Compensation Committee and the Company’s actual 2017 adjusted operating income, according to a formula established by the Compensation Committee. The maximum amount that may be awarded is $500,000. If the Company’s actual 2017 adjusted operating income is less than eighty percent (80%) of the 2017 adjusted operating income target established by the Compensation Committee, the cash bonus award will be zero. For purposes of determining whether or not the specified adjusted operating income target for 2017 established by the Compensation Committee is met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring items related to plant closings and consolidations and (ii) the impact on operating income of acquired or disposed of operations during the fiscal year ended December 31, 2017.

Chief Executive Officer’s Individual Performance Bonus

Also at its February 21, 2017 meeting, the Compensation Committee approved the terms of a cash bonus award for Mr. Bailly for 2017 related to individual performance objectives. This award was made under and pursuant to the 2003 Incentive Plan. Under the cash bonus plan, Mr. Bailly shall be entitled to receive an amount of up to $165,000 in cash, based on his achievement during 2017 of individual performance criteria established by the Compensation Committee.

Executive Officer Cash Bonuses

Also at its February 21, 2017 meeting, the Compensation Committee approved the target levels for discretionary cash bonuses for Messrs. Lataille, Rock, Smith and Shaw for 2017. Any such cash bonus would be based upon the achievement of corporate financial targets and individual performance goals. The target amount of any such cash bonus is 40% of base salary. The actual amount of each cash bonus, if any, will be subject to increase or decrease at the discretion of the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of 2017 CEO Stock Unit Award Agreement.
10.2	Form of 2017 Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2017 CEO Stock Unit Award Agreement.
10.2	Form of 2017 Stock Unit Award Agreement.